Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-205220) pertaining to the Nivalis Therapeutics, Inc. 2012 Stock Incentive Plan, 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of our report dated March 8, 2016, with respect to the financial statements of Nivalis Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young, LLP

Denver, Colorado

March 8, 2016